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                                                                     EXHIBIT 3.1

                               STATE OF TENNESSEE

                                    * * * * *

                         AMENDED AND RESTATED CHARTER OF

                           KING PHARMACEUTICALS, INC.


         Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, Tennessee Code Annotated, the undersigned Corporation hereby adopts the following Amended and Restated Charter:

         1. Name. The name of the Corporation (previously known as "RSR Acquisition Corp.") is:

                           KING PHARMACEUTICALS, INC.

         2. Authorized Shares. The Corporation is authorized to issue 10,000,000 shares of common stock, having no par value, which shares shall have unlimited voting rights and full and equal rights to share in the profits of the Corporation and its net assets upon dissolution.

         3. Registered Office. The address of the Corporation's registered office in the State of Tennessee shall be:

                  501 Fifth Street
                  Bristol, Tennessee 37620
                  Sullivan County

         4. Registered Agent. The name of the registered agent at that office is John A.A. Bellamy.





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         5.  Principal Office. The address of the principal office of the
Corporation is:

                  501 Fifth Street
                  Bristol, Tennessee 37620
                  Sullivan County

         6. Incorporator. The name and address of the original incorporator was:

                  Kenneth D. Hale
                  c/o Penn, Stuart, Eskridge & Jones
                  306 Piedmont Avenue
                  Post Office Box 2009
                  Bristol, Virginia 24203

         7. For Profit; Duration. The Corporation is for profit and its duration shall be perpetual.

         8. Director Liability. No director of the Corporation shall have or owe any personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision shall not eliminate or limit the liability of a director:

             a. For any breach of the director's duty of loyalty to the Corporation or its Shareholders;

             b. For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

             c. Under Tennessee Code Annotated ss.48-18-304.

         9. Indemnification. Each director, officer, and employee of the Corporation shall be entitled to all indemnification rights and protections now or hereafter available under applicable Tennessee law.

         10. These amendments were adopted on the 11th day of October, 1996.


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         11. These amendments shall be effective as of the filing of this
Amended and Restated Charter.

         12. This restatement does not contain an amendment requiring shareholder approval and these amendments were duly adopted by the unanimous approval of the Board of Directors of the Corporation.

         The undersigned submits this Amended and Restated Charter of King Pharmaceuticals, Inc. to the State of Tennessee with the rights, powers and privileges herein declared.

         Dated: October 11, 1996.


                                   KING PHARMACEUTICALS, INC.

                                   By:/s/ John A. A. Bellamy
                                      ---------------------------------------
                                   Title:  Vice President and General Counsel
                                         ------------------------------------


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                  CERTIFICATE OF AMENDED AND RESTATED CHARTER

         Pursuant to the provisions of Tennessee Code Annotated ss.48-20-107, the undersigned, does hereby submit the attached Amended and Restated Charter of King Pharmaceuticals, Inc. (the "Corporation") for filing on behalf of the Corporation and does hereby certify as follows:

         1. The name of the Corporation (previously known as RSR Acquisition Corp.) is: KING PHARMACEUTICALS, INC.

         2. The Amended and Restated Charter contains amendments to the Charter which do not require shareholder approval. The Amended and Restated Charter amends the Charter by deleting Article 2 in its entirety and substituting in lieu thereof the following:

                  2. Authorized Shares. The Corporation is authorized to issue 10,000,000 shares of common stock, having no par value, which shares shall have unlimited voting rights and full and equal rights to share in the profits of the Corporation and its net assets upon dissolution.

         3. The Amended and Restated Charter further amends the Charter by adding new Articles 8 and 9 as follows:

                  8. Director Liability. No director of the Corporation shall have or owe any personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision shall not eliminate or limit the liability of a director:

                     a. For any breach of the director's duty of loyalty to the Corporation or its Shareholders;

                     b. For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

                     c. Under Tennessee Code Annotated ss.48-18-304.

                  9. Indemnification. Each director, officer, and employee of the Corporation shall be entitled to all indemnification rights and protections now or hereafter available under applicable Tennessee law.


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         4. The Amendments were duly adopted by the Board of Directors of the
Corporation at a duly called meeting held on October 11, 1996.



                                    KING PHARMACEUTICALS, INC.


                                    By: /s/ John M. Gregory
                                        ----------------------------------
                                    Title: Chairman of the Board
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